UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2018

IMMUNOMEDICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12104	61-1009366
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

300 The American Road Morris Plains, New Jersey	07950
(Address of Principal Executive Offices)	(Zip Code)

(973) 605-8200

Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On December 19, 2018, Immunomedics, Inc., a Delaware corporation (the “Company”), entered into a Manufacturing Services Agreement (the “MSA”) with Johnson Matthey Pharmaceutical Materials, Inc. d/b/a Johnson Matthey Pharma Services, a Delaware corporation (“JMPS”), pursuant to which JMPS will manufacture and supply CL2A-SN38, the drug linker for sacituzumab govitecan (the “Product”).

The MSA is effective as of December 3, 2018 and unless earlier terminated, has an initial term of five (5) years, and shall be automatically extended for successive one (1) year renewal terms, unless either the Company or JMPS provides the other party with at least twelve (12) months’ prior written notice of non-renewal. The Company may terminate the MSA at any time upon four months’ prior written notice, or immediately by written notice (a) if it determines it is necessary due to serious adverse effects or risks to humans caused by sacituzumab govitecan, (b) for certain regulatory events, or (c) if JMPS is acquired by or merges with a company that is a competitor of the Company with respect to the Product or the sale of sacituzumab govitecan. Either party may terminate the MSA immediately by written notice under certain circumstances, including (i) the other party files for bankruptcy, or (ii) the other party materially breaches the MSA and either such breach is not capable of remedy, or if the breach is capable of remedy, the other party fails to remedy such breach within thirty (30) days of receiving written notice requiring it to remedy such breach.

The Company is obligated to provide JMPS with a rolling three-year forecast of productions requirements, a portion of which is considered a binding, firm order by the Company, a portion of which shall be partially-binding, subject to certain allowable variances and exceptions, and the remainder of which shall be non-binding. JMPS is required to reserve sufficient capacity (including labor, materials and equipment) to ensure that it can supply the Product in the amounts specified under such firm orders, including a certain percentage of the remaining, partially-binding portions of each forecast, as well as a specified number of batches each year. In addition, the Company granted to JMPS a royalty-free, non-exclusive, non-transferrable license of certain of its intellectual property in order to enable the manufacture of the Product.

The MSA also contains customary representations, warranties and covenants, including with respect to the ownership of any intellectual property created pursuant to the MSA, as well as provisions relating to ordering, payment and shipping terms, regulatory matters, reporting obligations, indemnity, confidentiality and other matters.

The Company expects to file the MSA an exhibit to its Transition Report on Form 10-K for the six-month period ending December 31, 2018, and intends to seek confidential treatment for certain terms and provisions of the MSA. The foregoing description is qualified in its entirety by reference to the complete text of the MSA, when filed.

Item 8.01                                           Other Events.

The Company issued a press release on December 26, 2018 in connection with the MSA. The press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)The following exhibits are being filed herewith:

Exhibit No.	Exhibit
99.1	Press Release of Immunomedics, Inc., dated December 26, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 26, 2018	By:	/s/ Michael Pehl
Name: Michael Pehl
Title: President and Chief Executive Officer